As filed with the Securities and Exchange Commission on February 23, 2011

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

RUDDICK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina (State or Other Jurisdiction of Incorporation or Organization)	56-0905940 (I.R.S. Employer Identification No.)
301 S. Tryon Street, Suite 1800 Charlotte, North Carolina (Address of Principal Executive Offices)	28202 (Zip Code)

RUDDICK CORPORATION 2011 INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

DOUGLAS J. YACENDA

Secretary

Ruddick Corporation

301 S. Tryon Street, Suite 1800

Charlotte, North Carolina 28202

(Name and Address of Agent for Service)

 (704) 372-5404

Telephone Number, Including Area Code, of Agent for Service

Copy to:

RICHARD W. VIOLA, ESQ.

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, North Carolina 28202

Telephone:  (704) 343-2149

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☑

Accelerated filer ☐

Non-accelerated filer ☐

Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock	2,600,000 shares	$35.96	$93,496,000	$10,855

(1)  The price is estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Ruddick Corporation’s common stock reported on the New York Stock Exchange, Inc. on February 15, 2011.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement (the “Registration Statement”) of Ruddick Corporation (the “Registrant”) in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”).  The information specified in Part I of the Registration Statement will be delivered to eligible employees as specified by Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated by reference herein, taken together, constitute a prospectus (the “Prospectus”) that meets the requirements of Sections 10(a) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended October 3, 2010, filed with the Commission on December 1, 2010, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 2, 2011, filed with the Commission on February 9, 2011;

(c)

The Registrant’s Current Reports on Form 8-K, filed with the Commission on November 5, 2010, February 4, 2011 and February 18, 2011; and

(d)

The description of the Registrant’s Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating such description.

Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. A Current Report on Form 8-K furnished to, but not filed with, the Commission will not be incorporated by reference into this Registration Statement or the Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

There are no provisions in the Registrant’s Restated Articles of Incorporation and no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification.  The Registrant’s Restated Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors.  However, in accordance with the provisions of the North Carolina Business Corporation Act (the “NCBCA”), the Registrant’s Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA, the Registrant shall, under certain circumstances, indemnify its directors and officers (as well as certain other persons) against any and all liability and expense, including reasonable attorneys’ fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time taken known or believed by such director or officer to be clearly in conflict with the best interests of the Registrant.  Pursuant to such Amended and Restated Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Amended and Restated Bylaws or otherwise.

In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified.  Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases that his conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, in which he was adjudged liable on the basis that personal benefit was improperly received by him.  The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55 of the NCBCA.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise.  Section 55-8-53 of the NCBCA permits a corporation to advance expenses to a director in defending a proceeding in advance of the final disposition of such proceeding upon the authorization of the board of directors.  Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54 of the NCBCA.  Section 55-8-56 of the NCBCA allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by a resolution of the Board of Directors.

In addition, Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

The foregoing is only a general summary of certain aspects of North Carolina law and the NCBCA dealing with indemnification of directors and officers and does not purport to be complete.  It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated by reference as Exhibit 99.2 of this Registration Statement.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.

Description of Exhibit

3.1

Restated Articles of Incorporation of the Company, dated December 14, 2000, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2000 (Commission File No. 1-6905).

3.2

Amended and Restated Bylaws of Ruddick Corporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated February 21, 2008 (Commission File No. 1-6905).

5.1

Opinion of McGuireWoods LLP.

23.1

Consent of McGuireWoods LLP (included in Exhibit 5.1).

23.2

Consent of KPMG LLP, independent registered public accounting firm.

24.1

Power of Attorney (included on the signature page contained in Part II hereof).

99.1

Ruddick Corporation 2011 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on February 18, 2011).

99.2

Provisions of North Carolina law relating to indemnification of directors and officers (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8, Registration No. 333-19085).

Item 9.  Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 22nd day of February, 2011.

RUDDICK CORPORATION

By: /S/ THOMAS W. DICKSON

Thomas W. Dickson

Chairman of the Board, President and

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of Thomas W. Dickson, John B. Woodlief and Ronald H. Volger as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS W. DICKSON Thomas W. Dickson	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2011
/s/ JOHN B. WOODLIEF John B. Woodlief	Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	February 22, 2011

Signature	Title	Date
/s/ RONALD H. VOLGER Ronald H. Volger	Vice President and Treasurer (Principal Accounting Officer)	February 22, 2011
/s/ JOHN R. BELK John R. Belk	Director	February 22, 2011
/s/ JOHN P. DERHAM CATO John P. Derham Cato	Director	February 22, 2011
/s/ JAMES E. S. HYNES James E. S. Hynes	Director	February 22, 2011
/s/ ANNA S. NELSON Anna S. Nelson	Director	February 22, 2011
/s/ BAILEY W. PATRICK Bailey W. Patrick	Director	February 22, 2011
/s/ ROBERT H. SPILMAN, JR. Robert H. Spilman, Jr.	Director	February 22, 2011
/s/ HAROLD C. STOWE Harold C. Stowe	Director	February 22, 2011
/s/ ISAIAH TIDWELL Isaiah Tidwell	Director	February 22, 2011
/s/ WILLIAM C. WARDEN, JR. William C. Warden, Jr.	Director	February 22, 2011

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

3.1

Restated Articles of Incorporation of the Company, dated December 14, 2000, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2000 (Commission File No. 1-6905).

3.2

Amended and Restated Bylaws of Ruddick Corporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated February 21, 2008 (Commission File No. 1-6905).

5.1

Opinion of McGuireWoods LLP.

23.1

Consent of McGuireWoods LLP (included in Exhibit 5.1).

23.2

Consent of KPMG LLP, independent registered public accounting firm.

24.1

Power of Attorney (included on the signature page contained in Part II hereof).

99.1

Ruddick Corporation 2011 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on February 18, 2011).

99.2

Provisions of North Carolina law relating to indemnification of directors and officers (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8, Registration No. 333-19085).